UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2022

ASPEN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34630	04-2739697
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Crosby Drive,	Bedford,	MA	01730
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.10 par value per share	AZPN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Manish Chawla to Position of Chief Revenue Officer

We appointed Manish Chawla to the position of Chief Revenue Officer, effective April 18, 2022. Mr. Chawla will serve at an annual salary of $400,000, subject to adjustment from time to time in our discretion. He will have a bonus target of $400,000 for the fiscal year ending June 30, 2023, but will not be eligible for a bonus payout with respect to the fiscal year ending June 30, 2022. On April 18, 2022, Mr. Chawla received equity grants of $1,500,000 in value of restricted stock units representing contingent rights to receive 9,263 shares of common stock and stock options to acquire 10,647 shares of common stock at a purchase price of $161.95 per share. Such equity awards will vest in 16 equal quarterly installments on the last business day of each calendar quarter, commencing September 30, 2022.

Mr. Chawla was employed by International Business Machines Corporation (NYSE: IBM) from April 2008 to April 2022, where he served in various roles of increasing responsibility, including Global General Manager, Industrial Sector from August 2021 to April 2022, Global Managing Director, Energy, Resources, Manufacturing Industries from March 2019 to July 2021 and Global General Manager, Resources and Manufacturing Industries from January 2016 to February 2019. From 1999 to 2008, Mr. Chawla served in various roles of increasing responsibility at BearingPoint, Inc., a multinational management and technology consulting firm. Mr. Chawla holds a Bachelor of Engineering degree in Computer Engineering from Delhi College of Engineering and a Master of Business Administration degree from Indian Institute of Management Ahmedabad. He is 49 years old.

There are no relationships or related party transactions involving Mr. Chawla or any member of his immediate family required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Executive Retention Agreement with Manish Chawla

We entered into an executive retention agreement, or the Executive Retention Agreement, with Manish Chawla dated April 18, 2022 with respect to terms of his employment as our Chief Revenue Officer.

Pursuant to the terms of the Executive Retention Agreement, if no change in control (as defined) has occurred, and Mr. Chawla’s employment is terminated without cause or he resigns for good reason (which includes constructive termination, relocation, and a reduction in salary or benefits), he will be entitled to receive the following:

•for 12 months following the date of termination, an amount equal to Mr. Chawla’s base salary then in effect, payable on our normal payroll cycle over such period;

•an amount equal to Mr. Chawla’s total target bonus for the fiscal year, pro-rated for the portion of the fiscal year elapsed prior to termination, payable in equal installments with the base salary payments payable to him;

•an amount equal to 12 times the excess of (a) the monthly premium payable by former employees for continued coverage under COBRA for the same level of coverage, including dependents, provided to Mr. Chawla under our group health benefit plans in which he participates immediately prior to termination over (b) the monthly premium paid by active employees for the same coverage immediately prior to termination, payable in one lump sum;

•an amount equal to the cost to Mr. Chawla of providing life, disability and accident insurance benefits, payable in one lump sum, for a period of 12 months;

•to the extent not already paid, any other amounts due to Mr. Chawla under any other plan, program, policy or agreement, including any accrued vacation pay; and

•outplacement services through one or more firms of Mr. Chawla’s choosing, payable by us up to an aggregate amount of $45,000, which services will extend until the earlier of (a) 12 months following the date of termination, and (b) the date he secures full-time employment.

If within 12 months following a change in control, Mr. Chawla’s employment is terminated without cause or he resigns for good reason (which includes constructive termination, relocation, a reduction in salary or benefits, our failure to obtain an agreement from any of our successors to assume the Executive Retention Agreement, any material breach by us of the Executive Retention Agreement, and our failure to pay benefits when due), then Mr. Chawla shall be entitled to receive the following:

•Mr. Chawla’s base salary and any accrued vacation pay through the date of termination, in each case to the extent not already paid, payable in one lump sum;

•an amount equal to the sum of Mr. Chawla’s base salary then in effect and the higher of his target bonus for (a) the then-prior fiscal year and (b) then-current fiscal year, payable in one lump sum;

•an amount equal to 12 times the excess of (a) the monthly premium payable by former employees for continued coverage under COBRA for the same level of coverage, including dependents, provided to Mr. Chawla under the our group health benefit plans in which he participates immediately prior to termination over (b) the monthly premium paid by active employees for the same coverage immediately prior to termination, payable in one lump sum;

•an amount equal to the cost to Mr. Chawla of providing life, disability and accident insurance benefits, payable in one lump sum for a period of 12 months;

•to the extent not already paid, any other amounts due to Mr. Chawla under any other plan, program, policy or agreement, payable in one lump sum;

•full vesting of (a) all common stock options then held by Mr. Chawla, which options may be exercised by the executive for a period of twelve months following the date of termination (subject to the original expiration date of such options), and (b) all restricted stock and restricted stock units then held by Mr. Chawla, provided that vesting for awards that are subject to performance conditions will be based on assumed performance at the greater of (i) Mr. Chawla’s target level and (ii) the level of performance achieved by Mr. Chawla immediately prior to termination, as determined by our board of directors; and

•outplacement services through one or more firms of Mr. Chawla’s choosing, payable by us up to an aggregate amount of $45,000, which services will extend until the earlier of (a) 12 months following the date of termination, and (b) the date Mr. Chawla secures full-time employment.

The Executive Retention Agreement provides that in the event the total payments or distributions received by Mr. Chawla relating to termination of employment are subject to excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, the payments or distributions will be reduced to the extent such reduction will result in Mr. Chawla retaining a larger amount, on an after-tax basis, than if he had received all of the payments or distributions in full, in each case first reducing or eliminating the portion of the payments that are not payable in cash and then by reducing or eliminating cash payments.

The Executive Retention Agreement terminates on the earliest to occur of (a) July 31, 2023, provided that such date will be automatically extended on August 1 of each year thereafter unless we have given at least six months’ prior notice of termination to Mr. Chawla, (b) the first anniversary of a change in control, and (c) our payment of all amounts due to Mr. Chawla following a change in control.

The foregoing description of the Executive Retention Agreement is not intended to be complete and is qualified in its entirety by reference to the Executive Retention Agreement included as Exhibit 10.1 to this report and incorporated in this report by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Retention Agreement, dated April 18, 2022, between Aspen Technology, Inc. and Manish Chawla

104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: April 22, 2022	By:	/s/ Frederic G. Hammond
Frederic G. Hammond
Senior Vice President, General Counsel and Secretary